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   EXHIBIT 21.1 - LISTING OF SUBSIDIARIES
   SUBSIDIARY                         JURISDICTION OF ORGANIZATION

   Bio-Rad Laboratories Pty. Limited            Australia
   Bio-Rad Laboratories Ges.m.b.H.              Austria
   Bio-Rad International, Inc. (FSC)            Barbados

   Bio-Rad Laboratories S.A.-N.V.               Belgium
   RSL N.V.                                     Belgium
   Bio-Rad Leasing, Inc.                        California, USA
   Bio-Rad Laboratories (Israel) Inc.           California, USA

   Bio-Rad Pacific Limited                      California, USA
   International Plant Research Institute       California, USA
   Bio-Metrics Properties Limited               California, USA
   Bio-Rad Laboratories (Canada) Ltd.           Canada

   Bio-Rad Micromeasurements (Canada) Inc.      Canada
   828584  Ontario Limited                      Canada
   Beijing Bio-Rad Analytical
     Biochemistry Instrument Co., Ltd.          China

   SoftShell International Ltd.                 Colorado, USA
   Bio-Rad Export, Inc. (DISC)                  Delaware, USA
   Bio-Metrics Limited                          Delaware, USA
   Bio-Rad Scan Beam S/A                        Denmark

   Bio-Rad Limited                              England
   Bio-Rad Laboratories Limited                 England
   Bio-Rad Lasersharp Limited                   England
   Bio-Rad Microscience Limited                 England

   Emscope Engineering Limited                  England
   Sadtler Research Laboratories Ltd.           England
   Bio-Metrics (U.K.) Limited                   England
   Micromeasurements Limited                    England

   Bio-Rad Micromeasurements Limited            England
   Bio-Rad S.A.                                 France
   SoftShell S.A.R.L.                           France
   Bio-Rad Laboratories GmbH                    Germany

   Bio-Rad China Limited                        Hong Kong
   Bio-Rad Laboratories (India) Private Limited India
   Bio-Rad Laboratories Ltd.                    Israel
   Bio-Rad Laboratories S.r.l.                  Italy

   Nippon Bio-Rad Laboratories K.K.             Japan
   Bio-Rad Korea Ltd.                           Korea
   Bio-Rad Micromeasurements Inc.               Massachusetts, USA
   Bio-Rad Laboratories B.V.                    The Netherlands

   Sandia Systems, Inc.                         New Mexico, USA
   Polaron Instruments, Inc.                    Pennsylvania, USA
   Bio-Rad Laboratories (Singapore) Limited     Singapore
   Bio-Rad Laboratories  S.A.                   Spain

   Bio-Rad Laboratories AB                      Sweden
   Bio-Rad Laboratories AG                      Switzerland


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